Exhibit 32.1

Certification of Chief Executive Officer

Pursuant To Rule 18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q/A of MoneyLion Inc. (the “Company”) for the quarterly period ended March 31, 2022, as filed with the U.S. Securities and Exchange Commission (the “Report”), I, Diwakar Choubey, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 11, 2022	/s/ Diwakar Choubey
Diwakar Choubey
Chief Executive Officer and President